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Board of Directors
Paravant Computer Systems, Inc.:



We consent to the inclusion in this Registration Statement on Form SB-2 and Post-Effective Amendment No. 3 to Registration Statement on Form SB-2 (File No. 33-91426) of our report dated November 22, 1996 on our audits of the financial statements of Paravant Computer Systems, Inc. We also consent to the reference to our firm under the headings "Experts" and "Selected Financial Data" in the prospectus.



                                                     /s/ KPMG Peat Marwick, LLP
                                                     --------------------------
                                                         KPMG Peat Marwick, LLP

Orlando, Florida
October 20, 1997






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